Exhibit 99.2

Consolidated Financial Statements and Report of

Independent Certified Public Accountants

The Philadelphia Stock Exchange, Inc. and Subsidiaries

December 31, 2007 and 2006

Report of Independent Certified Public Accountants	Audit • Tax • Advisory Grant Thornton LLP www.GrantThornton.com

Board of Governors and Members
The Philadelphia Stock Exchange, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of the Philadelphia Stock Exchange, Inc. and Subsidiaries (collectively, the Exchange) as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Exchange’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Exchange’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Exchange as of December 31, 2007 and 2006, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The financial/operational highlights information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information, except for that portion marked “unaudited,” on which we express no opinion, has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, the information is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

Philadelphia, Pennsylvania

April 30, 2008

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd.

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31,

	2007	2006
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$46,117	$50,773
Restricted cash	1,643	5,951
Accounts receivable, net Members	9,407	6,563
Payment for order flow	6,110	4,294
Others	4,359	2,843
Prepaid and other assets	6,335	3,149
Deferred income taxes	—	232

Total current assets	73,971	73,805

Clearing and depository items	7,344	7,192

Other assets
Advance to clearing accounts	3,622	3,607
Investments available for sale, at market	16,398	15,337
Investments held to maturity, at amortized cost	47	110
Investments held to maturity, at amortized cost - restricted	3,026	3,023
Investment in affiliate	333	333
Equipment and leasehold improvements, net of accumulated depreciation and amortization	60,551	42,318
Other assets	279	369
Deferred income taxes, net	16,335	9,112

Total other assets	100,591	74,209

Total assets	$181,906	$155,206

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and other liabilities	$18,063	$14,385
Payment for order flow	7,342	9,833
Deferred revenue	7,544	7,120
Deferred credits	451	451
Deferred income taxes	758	—
Covered sale fee payable	388	355

Total current liabilities	34,546	32,144

Clearing and depository items	7,344	7,192

Accrued retiree benefits	12,755	10,804
Management equity plan	20,867	5,095
Accrued governance compensation	2,493	—
Deferred credits	4,526	4,977
Supplemental Executive Retirement Plan	4,643	3,953

	45,284	24,829

Total liabilities	87,174	64,165

Shareholders’ equity
Common Stock, Class A, $0.01 par value, 0 shares authorized, 0 shares issued and outstanding at December 31, 2007; 50,500 shares authorized, 46,900 shares issued and outstanding at December 31, 2006	—	1
Common Stock, Class B, $0.01 par value, 1,000,000 shares authorized, 441,504 shares issued and outstanding at December 31, 2007; 949,500 shares authorized, 394,604 shares issued and outstanding at December 31, 2006	5	4
Additional paid-in-capital	113,614	113,614
Accumulated other comprehensive loss	(3,291)	(3,715)
Accumulated deficit	(12,356)	(15,623)

	97,972	94,281
Treasury stock	(3,240)	(3,240)

Total shareholders’ equity	94,732	91,041

Total liabilities and shareholders’ equity	$181,906	$155,206

The accompanying notes are an integral part of these consolidated financial statements.

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Year ended December 31,

	2007	2006
	(Dollars in thousands)
Revenues
Transaction fees	$100,771	$75,710
Other services
Clearing and settlement	1,891	2,252
Security price data and floor charges	12,251	10,673
Regulatory fees	10,613	10,350
Dividend and interest income	2,896	2,889
Gain on real estate transaction	—	5,738
Other	7,335	5,934

Total revenues	135,757	113,546

Operating expenses
Staffing costs	70,067	46,829
Data processing and communication costs	12,585	10,505
Depreciation and amortization	12,597	11,862
Occupancy costs	4,899	4,999
Professional services	9,187	7,927
License costs	210	1,730
Equity issued to third parties	—	15,449
Governance compensation	4,366	1,821
Class action settlement	3,100	—
Other	9,347	3,499

Total operating expenses	126,358	104,621

Income before income tax expense	9,399	8,925
Income tax expense	6,132	9,349

Net income (loss)	$3,267	$(424)

The accompanying notes are an integral part of these consolidated financial statements.

Philadelphia Stock Exchange, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

Years ended December 31, 2007 and 2006

(In thousands, except share amounts)

	Preferred Stock		Class A Common Stock		Class B Common Stock		Additional paid-in capital	Accumulated other comprehensive loss	Accumulated deficit	Treasury Stock	Total stockholders’ equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2005	1	$—	46,900	$1	45,450	$1	$98,196	$(478)	$(15,199)	$(3,240)	$79,281

Change in treasury seats	—	—	—	—	—	—	(28)	—	—	—	(28)
Capital contributions	—	—	—	—	—	—	2	—	—	—	2
Issuance of Class B Common Stock	—	—	—	—	349,154	3	(5)	—	—	—	(2)
Issuance of warrants	—	—	—	—	—	—	15,449	—	—	—	15,449
Effect of adoption of SFAS No. 158, net of taxes	—	—	—	—	—	—	—	(3,273)	—	—	(3,273)
Net loss	—	—	—	—	—	—	—	—	(424)	—	(424)
Other comprehensive income, net of reclassifications and taxes	—	—	—	—	—	—	—	36	—	—	36

Total comprehensive loss											$(388)

Balance, December 31, 2006	1	—	46,900	1	394,604	4	113,614	(3,715)	(15,623)	(3,240)	91,041

Change in treasury seats	—	—	—	—	—	—	—	—	—	—	—
Conversion of Class A Common Stock	—	—	(46,900)	(1)	46,900	1	—	—	—	—	—
Net income	—	—	—	—	—	—	—	—	3,267	—	3,267
Other comprehensive income, net of reclassifications and taxes	—	—	—	—	—	—	—	424	—	—	424

Total comprehensive income											$3,691

Balance, December 31, 2007	1	$—	—	$—	441,504	$5	113,614	(3,291)	(12,356)	(3,240)	$94,732

The accompanying notes are an integral part of these consolidated financial statements.

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31,

	2007	2006
Cash flows from operating activities
Net income (loss)	$3,267	$(424)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Amortization/accretion of bond premiums/discounts	3	29
Depreciation and amortization	12,597	11,862
Equity issued to third parties	—	15,449
Provision for rebates, discounts and allowances	800	80
Gain on real estates transaction	—	(5,738)
Non cash compensation expense	15,772	5,095
Settlement of class action lawsuit	—	(3,406)
Realized gain on sale of investments	(533)	(944)
Loss on disposal of fixed assets	339	1,135
Supplemental executive retirement plan	931	891
Deferred taxes	(6,590)	(3,339)
Changes in operating assets and liabilities
Accounts receivable	(6,976)	(200)
Prepaid and other assets	(3,096)	(477)
Accounts payable and other liabilities	6,462	(3,539)
Deferred credits	(451)	2,163
Deferred revenue	424	291
Covered sale fee payable	33	(259)

Net cash provided by operating activities	22,982	18,669

Cash flows from investing activities
Proceeds from sale of investments	9,913	9,250
Purchase of investments	(10,673)	(8,260)
Proceeds from sale of real estate	—	5,738
Decrease in restricted cash	4,308	72
Capital expenditures	(31,170)	(19,713)
Increase in advance to clearing accounts, net	(15)	3

Net cash used in investing activities	(27,637)	(12,910)

Cash flows from financing activities
Repayments of long-term debt	—	(46)
Capital contributions	—	2
Proceeds from issuance of Class B common stock	—	—
Purchase of treasury stock	—	—
Change in treasury seats	(1)	(28)

Net cash used in financing activities	(1)	(72)

(Decrease) increase in cash and cash equivalents	(4,656)	5,687
Cash and cash equivalents at beginning of year	50,773	45,086

Cash and cash equivalents at end of year	$46,117	$50,773

Supplemental disclosures of cash flow information
Cash paid during the year for interest	$18	$5

Cash paid during the year for taxes	$15,687	$—

The accompanying notes are an integral part of these consolidated financial statements.

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2007 and 2006

NOTE A - ORGANIZATION AND OPERATIONS

The Philadelphia Stock Exchange, Inc. (the Exchange), provides a marketplace and facilities for the trading of equity securities, equity option, index option, and foreign currency option products for its members. On January 20, 2004, the Exchange demutualized and was converted from a Delaware non-stock corporation into a Delaware stock corporation. The Exchange’s subsidiaries include the Stock Clearing Corporation of Philadelphia (SCCP), the Philadelphia Board of Trade (PBOT), Advanced Tech Source (ATS), and Phlx Investment Product Services (PIPS). SCCP provides an interface clearing arrangement between certain of the Exchange’s floor members and National Securities Clearing Corporation (NSCC), and also provides margin services to certain market makers. Pursuant to a 1997 Securities and Exchange Commission (SEC) order, the Exchange, SCCP, NSCC, and Depository Trust Company (DTC) entered into an agreement whereby SCCP provides limited clearing services. SCCP’s limited clearing services are facilitated through an omnibus account with NSCC and do not include the maintenance or offering of continuous net settlement accounts for its participants. The Exchange and SCCP are subject to regulatory oversight by the SEC. PBOT is subject to oversight by the Commodity Futures Trading Commission and operates as a designated contract market, which allows PBOT to list and trade various futures contracts. PBOT also engages in the distribution of market data products, including futures trading market data and sector index spot and settlement values data. PIPS was organized to develop and to act as sponsor of unit investment trusts to be listed and traded on the Exchange. ATS was organized to provide outsourced data processing services.

On November 10th, 2006, PHLX launched an all-electronic equities exchange, creating a marketplace for executing, displaying, and routing orders in all National Market System Stocks. In addition, the SEC introduced Regulation NMS, designed to enhance and modernize the regulatory structure of the existing national market system (“NMS”). Fundamentally different than floor-based trading, the new equity-trading model is designed in compliance with Regulation NMS, as well as competes with a new technology platform named “XLE”.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.	Basis of Presentation

The consolidated financial statements include the accounts of the Exchange and its subsidiaries, SCCP, PBOT, ATS, and PIPS.

Significant intercompany accounts and transactions have been eliminated in consolidation.

2.	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	Cash and Cash Equivalents

All highly liquid investments purchased with an original maturity of three months or less are considered cash equivalents.

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

The Exchange periodically maintains cash balances at a financial institution in excess of the $100,000 Federal Deposit Insurance Corporation insurance limit.

4.	Revenue Recognition

Transaction fees and the majority of clearing and settlement service fees relate to trades executed or cleared through the Exchange and its subsidiaries and are recorded on a settlement date basis. Regulatory fees include annual registered representative registration renewal fees and initial, transfer and termination fees from parries that are members of the Exchange. The renewal registration fees are billed annually and collected by the Financial Industry Regulatory Authority (FINRA) and remitted to the Exchange in December preceding the effective year, and are deferred and recognized monthly over the course of the effective year. Registered representative initial registration, transfer and termination fees are also billed and collected by FINRA and are remitted monthly to the Exchange and recognized in the month they are assessed to the member. Security price data revenue includes distributions from the Exchange’s participation in the Consolidated Tape Association, the Nasdaq UTP Plan and the Options Price Reporting Authority and PBOT’s market data revenue from sale of the Exchange’s data associated with the current and closing index spot values and the settlement values for the Exchange and SIG Sector Indices and are accrued and recognized in the month the revenue is earned. Floor charges consist predominantly of trading post rental fees and other fees related to operating a trading floor and other revenue includes permit and Foreign Currency Options (FCO) participation fees, which are accrued and recognized in the month the services are provided.

5.	Accounts Receivable

The Exchange’s accounts receivable are primarily due from monthly transaction fees and member fees. Credit is extended based on evaluation of customers’ financial condition and, generally, collateral is not required. Accounts receivable are stated in the consolidated financial statements at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the payment terms are considered past due. The Exchange determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Exchange’s previous loss history, the obligor’s current ability to pay its obligation to the Exchange, and the condition of the general economy and the industry as a whole. The Exchange writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

6.	Investments

Investments classified as available for sale are stated at market value, and any net unrealized gain or loss is reported as a separate component of equity, net of deferred income taxes. Market value was obtained based on available quoted market prices as of December 31, 2007 and 2006. Debt securities for which the Exchange has the intent and ability to hold to maturity are classified as held to maturity and are valued at cost adjusted for the amortization/accretion of premiums/discounts computed by the interest method. Gain or loss recognized on sales of securities are based on the specific classification method and are recorded as of the trade date.

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

7.	Equipment and Leasehold Improvements

Equipment and leasehold improvements are carried at cost less allowances for accumulated depreciation and amortization. Depreciation of furniture and equipment is provided using the straight line method over the estimated useful lives of the applicable assets. Leasehold Improvements are amortized over the lesser of the lease term or the useful lift of such improvements.

8.	Restricted Cash

The Exchange has classified cash totaling $11,000 and $12,000 as restricted at December 31, 2007 and 2006, respectively, representing capital contributions from owners of exchange memberships used for funding technological improvements and other capital needs including principal payments with respect to certain loans, as more fully described in note K (Capital Contribution). The Exchange has classified cash totaling $1,232,000 and $5,539,000 as of December 31, 2007 and 2006, respectively, as restricted, representing funds collected from market makers and specialists for the purpose of making qualifying payments for order flow, as more fully described in note I (Payment for Order Flow). Additionally, the Exchange has classified $400,000 as restricted at December 31,2007 and 2006, representing SCCP restricted cash, deposits and escrow amounts.

All SCCP participant funds are maintained in cash, cash equivalents, or short-term investments, except for amounts utilized to satisfy the Depository Trust and Clearing Corporation (DTCC) participant fund requirements with respect to SCCP’s omnibus clearance and settlement accounts. At December 31,2007 and 2006, the participant funds were invested in overnight reverse repurchase agreements.

9.	Deferred Revenue

The Exchange has classified amounts totaling $7,544,000 (comprised of regulatory fees of $7,436,000, PBOT member dues of $-0- and licensing fees of $108,000) and $7,120,000 (comprised of regulatory fees of $6,965,000, PBOT member dues of $4,000 and licensing fees of $151,000) as deferred income at December 31, 2007 and 2006, respectively. Deferred income is amortized to income over the applicable future year.

10.	Deferred Credits

The Exchange has classified amounts totaling $4,977,000 (comprised of rent credits of $4,642,000 and depreciation credits of $335,000) and $5,428,000 (comprised of rent credits of $4,977,000 and depreciation credits of $451,000) as deferred credits at December 31, 2007 and 2006, respectively. The deferred rent credit (see note N.I) represents the tenant improvement allowance paid to the Exchange and will be amortized over the life of the lease renewal. The deferred depreciation credit represents a reimbursement of equipment purchases and internally developed software expenses related to development of PBOT’s trading platform and will be amortized over the life of the equipment and software.

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

11.	Securities Purchased Under Agreements to Resell

Relative to SCCP, transactions involving purchases of securities under agreements to resell (reverse repurchase agreements or reverse repos) an accounted for as collateralized financings except where SCCP does not have an agreement to sell (or purchase) the same, or substantially the same, securities before maturity at a fixed or determinable price. It is the policy of SCCP to obtain possession of or the legal right to collateral with a market value equal to or in excess of the principal amount loaned under reverse repurchase agreements. Collateral is valued dairy, and SCCP may require counterparties to deposit additional collateral or return pledges when appropriate. As of December 31, 2007 and 2006, SCCP had open reverse repos, which amounted to $5,638,957 and $3,719,147, respectively, reflected in clearing and depository items on the balance sheet. The value of securities taken as collateral for these contracts was $5,920,905 and $3,905,105 at December 31, 2007 and 2006, respectively.

12.	Government and Government Agency Securities

Government securities, which are expected to be held until maturity, are stated at cost and adjusted for the amortization of premiums computed by the interest method, which approximates fair value. SCCP maintains a $3,000,000 reserve fund that is invested in government securities. At December 31, 2007 and 2006, this reserve fund was part of investments held to maturity, which totaled $3,025,817 and $3,022,533, respectively. Pursuant to SCCP rules, the reserve fund is to be used to cover all reasonably anticipated operating expenses of SCCP and must be replenished within 60 days of the use of such monies.

13.	Participants’ Securities Transactions

SCCP’s participants’ securities transactions are reported on a settlement date basis.

14.	Participants’ Margin Accounts

Relative to SCCP, margin accounts receivable from and payable to participants include amounts due on cash and margin transactions. Securities owned by participants and held as collateral for receivables were valued at $1,426,000 and $3,440,000 at December 31, 2007 and 2006, respectively. Such collateral is not reflected in the consolidated financial statements. Securities owned by participants are marked to market in determining equity for margining purposes.

SCCP is potentially exposed to credit risk arising from nonperformance of its margin members in meeting their settlement obligations.

15.	Income Taxes

Deferred income taxes are recognized for the tax consequences of differences in future years between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on tax laws and statutory tax rates applicable to the periods in which the differences are expected to result in taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

16.	Computer Software Developed or Obtained for Internal Use

The Exchange follows the provisions of American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, which requires entitles to capitalize direct internal and external costs that meet certain capitalization criteria. Accordingly, the Exchange capitalized $5,226,000 and $5,081,000 in 2007 and 2006, respectively.

17.	Comprehensive Income

The Exchange follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards to provide prominent disclosure of comprehensive income items. Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-operating sources. Other comprehensive loss consists of net unrealized gains on investment securities available for sale and pension and postretirement plan adjustments. The components of other comprehensive income (loss) are as follows:

	Year ended December 31, 2007
	Before tax amount	Tax expense (benefit)	Net of tax amount
	(Dollars in thousands)
Unrealized gains on securities
Unrealized holding gains arising during period	$244	$112	$132
Less reclassification adjustment for gains realized in net income	(533)	(244)	(289)

Unrealized gains on securities	(289)	(132)	(157)
Pension liability adjustments	1,070	489	581

Other comprehensive loss, net	$(781)	$(357)	$(424)

	Year ended December 31, 2006
	Before tax amount	Tax expense (benefit)	Net of tax amount
	(Dollars in thousands)
Unrealized gains on securities
Unrealized holding gains arising during period	$1,252	$703	$549
Less reclassification adjustment for gains realized in net income	(944)	(431)	(513)

Unrealized gains on securities	308	272	36

Other comprehensive income, net	$308	$272	$36

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

18.	Pension Plan

Pension costs reflect an allocation of aggregate pension costs under a plan sponsored by the Parent. The Exchange funds the plan subject to the full funding limitation of the Employee Retirement Income Security Act of 1974.

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans: an amendment of FASB Statements No. 87, 88, 106, and 132(R). SFAS 158 requires the Exchange to recognize the funded status of its defined benefit postretirement benefit plan in the Exchange’s statement of financial position. The funded status was previously disclosed in the notes to the Exchange’s financial statements, but differed from the amount recognized in the balance sheet. SFAS 158 does not change the accounting for the Exchange’s defined contribution plan.

The recognition and disclosure provisions of SFAS 158 are effective for fiscal years ending after June 15, 2007, for nonpublic entities with defined benefit plans and are to be applied as of the end of the year of adoption. Retrospective application is not permitted. The Exchange voluntarily adopted the recognition and disclosures provisions of SFAS 158 effective December 31, 2006. The Exchange uses a December 31 measurement date for its pension and postretirement health benefit plan and thus the measurement date provisions will not affect the Exchange.

At December 31, 2006, the Exchange’s projected benefit obligation under its pension and retiree medical health plans exceeded the fair value of the plan assets by $372,240 and $366,861, respectively, and thus the plans are underfunded. The adoption of SFAS 158 had the following effect on the Exchange’s balance sheet as of December 31, 2006:

	Prior to adoption of Statement 158	Adjustments	After adoption of Statement 158
Noncurrent liability	$9,495,000	$6,404,000	$15,899,000
Deferred income taxes	6,213,000	3,131,000	9,344,000
Accumulated other comprehensive loss	(442,000)	(3,273,000)	(3,715,000)

The adoption of SFAS 158 did not affect the Company’s statement of operations for the year ended December 31, 2006, or any prior periods. Application of SFAS 158 will not change the calculation of net income in future periods, but will affect the calculation of other comprehensive income.

19.	Postretirement Health Benefit Plan

Net postretirement health benefit costs are not funded. The net transition obligation for the plan is being amortized over a 20-year period, and will be fully amortized by January 1, 2013 (see note M).

20.	Advertising Costs

The Exchange expenses advertising costs as incurred. Advertising expense was $212,000 and $161,000 for 2007 and 2006, respectively.

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

21.	Reclassifications

Certain reclassifications have been made to the 2006 financial statements to conform to the 2007 presentation.

22.	New Accounting Pronouncements

In early July 2006, the FASB issued FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of Statement No. 109. FIN 48 was issued to address financial statement recognition and measurement by an enterprise of a tax position taken, or expected to be taken, in a tax return. The new standard will require several new disclosures in annual financial statements, including (a) the income statement classification of income tax-related interest and penalties and (b) a reconciliation of the total amount of unrecognized tax benefits. On February 1, 2008, the FASB issued FASB Staff Position (FSP) FIN 48-2, “Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises.” The FSP defers the effective date of FIN 48, Accounting for Uncertainty in Income Taxes, for certain nonpublic companies to the Exchange’s annual financial statements for fiscal years beginning after December 15, 2007. Nonpublic companies subject to the deferral are not required to adopt FIN 48 in interim period financial statements in the year of adoption. Earlier adoption is permitted, but when adopted, FIN 48 must be applied as of the beginning of the Exchange’s fiscal year. The Exchange is still evaluating the impact of adoption of FIN 48.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 clarifies the principle that fair value should be based on assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS No. 157 is not expected to have a material impact on the financial position or results of operations of the Exchange.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115. SFAS No. 159 expands the use of fair value accounting but does not affect existing standards, which require assets and liabilities to be carried at fair value. Under SFAS No. 159, a company many elect to use fair value to measure accounts and loans receivable, available-for-sale and held-to-maturity securities, equity method investments, accounts payable, guarantees, issued debt and other eligible financial instruments. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Exchange has not determined yet whether it will elect to adopt SFAS No. 159.

NOTE C - REGULATORY DIRECTIVES

Pursuant to investigations conducted by the SEC regarding, among other things, listing and competition-related behavior, and by the United States Department of Justice (DOJ) regarding antitrust, the agencies in the year 2000 entered into settlements with the Exchange and certain other options exchanges.

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE C - REGULATORY DIRECTIVES - Continued

On September 11, 2000, the SEC issued an Order Instituting Public Administrative Proceedings (the 2000 Order), which accepted the settlement offers of the Exchange and certain other options exchanges, censured them, and, among other things, required them to adopt or modify certain rules regarding listing, allocation, harassment or intimidation, order handling, and certain other competition-related behavior. The 2000 Order also required the Exchange, jointly with other defendant exchanges, to establish a consolidated audit trail system, reform the plan by which capacity is procured and allocated and reform the plan by which exchanges list options. The 2000 Order also required the Exchange and other exchanges to enhance their surveillance, investigation, and enforcement processes.

On September 11, 2000, a U.S. district court entered a Proposed Final Judgment (Judgment), which instituted an antitrust proceeding brought by the DOJ and likewise accepted the settlement offers of the Exchange and certain other options exchanges. The Judgment, which was finalized by the court on December 6, 2000, among other things, established periodic reporting requirements, required the Exchange and the other exchanges to designate an Antitrust Compliance Officer and initiate an Antitrust Compliance Program, and prohibited certain agreements between and among the exchanges. The Judgment expires ten years from the date of its entry.

NOTE D - DISSOLUTION OF PHILADEP

In January 2001, Philadep adopted a Plan of Voluntary Dissolution (the Plan) providing for the cessation of Philadep’s corporate existence pursuant to the Pennsylvania Banking Code of 1965. In connection with the Plan, in February 2001, Philadep and the Exchange entered into an Assumption and Guarantee Agreement (the Assumption Agreement) providing for the Exchange to discharge certain obligations of Philadep not discharged directly by Philadep. Pursuant to the Assumption Agreement, the Exchange assumed Philadep’s obligations under its pension and/or post-retirement benefit plans.

As of December 31, 2002 (the “Final Distribution Date”), by virtue of the Plan and the Assumption Agreement, all funds, assets, and liabilities of Philadep, with a net asset value of $2,185,800, were assigned to and assumed by the Exchange. In 2005, Philadep received tax clearance from the Commonwealth of Pennsylvania and filed Articles of Dissolution with the Pennsylvania Department of Banking which were approved by the Department of Banking in 2006, causing Philadep to be dissolved. In December 2002, the SEC issued an order approving Philadep’s request to withdraw as a registered clearing agency effective as of December 31, 2002. At December 31, 2007 and 2006, the Exchange maintained reserves of $-0- and $194,000, respectively, for potential claims related to dividends and interest on securities that were on deposit with Philadep. The SEC required Philadep to keep a separate minimum reserve of $300,000 to cover potential reorganization claims. In 2000, Philadep was authorized by the SEC to amortize the $300,000 reserve to income over a three-year period.

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE E - INVESTMENTS

The amortized cost, gross unrealized gains and losses and estimated market values of the Exchange’s investment securities are summarized as follows (in thousands):

	2007
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated market value
		(Dollars in thousands)
Available-for-sale
Equity securities	$13,036	$2,807	$503	$15,340
Debt securities	1,049	14	5	1,058

	$14,085	$2,821	$508	$16,398

Held-to-maturity
Debt securities	$3,073	$23	$1	$3,095

	2006
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated market value
		(Dollars in thousands)
Available-for-sale
Equity securities	$12,145	$2,731	$125	$14,751
Debt securities	579	12	5	586

	$12,724	$2,743	$130	$15,337

Held-to-maturity
Debt securities	$3,133	$—	$24	$3,109

The amortized cost and estimated market value of investment securities, by contractual maturity at December 31, 2007 (in thousands), are shown below:

	Available-for-sale		Held-to-maturity
	Amortized cost	Estimated market value	Amortized cost	Estimated market value
		(Dollars in thousands)
Due within five years	$—	$—	$3,073	$3,095
Municipal securities	523	532	—	—
Mortgage-backed securities	516	526	—	—

Total debt securities	$1,039	$1,058	$3,073	$3,095

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE E - INVESTMENTS - Continued

Proceeds from the sales of investments and gross realized gains and losses on such sales for 2007 and 2006 were as follows:

	2007	2006
	(Dollars in thousands)
Proceeds	$9,876	$9,250
Gross gains	926	1,297
Gross losses	(393)	(353)

The table below indicates the length of time individual securities have been in a continuous unrealized loss position as of December 31,2007 (in thousands):

Description of Securities	Number of securities	Less than 12 months		12 months or longer		Total
		Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Mortgage-backed securities	5	$—	$—	$140	$3	$140	$3
Marketable equity securities	19	4,015	505	—	—	4,015	505

Total temporarily impaired investment securities	24	$4,015	$505	$140	$3	$4,155	$508

Management has considered factors regarding other than temporarily impaired securities and determined that there are no securities that are impaired as of December 31, 2007.

The Company invests a portion of its investments in auction-rate securities, the market for which has recently undergone significant change. As of December 31, 2007, the Exchange had approximately $1,000,000 in auction-rate securities (“ARS”). ARSs have a long-term stated maturity, but are reset through a “dutch auction” process that occurs periodically depending on the terms of the individual security. Until February 2008, the ARS market was highly liquid. During February 2008, however, a significant number of auctions related to these securities failed, meaning that there was not enough demand to sell the entire issue at auction. The impact of the failed auctions on holders of ARS is that the holder cannot sell the securities and the issuer’s interest rate is generally reset to a higher “penalty” rate.

At December 31, 2007 and 2006, the Company held 4.70 shares of DTCC common stock. As a member firm of DTCC, the Exchange is designated, by DTCC rule, as a mandatory purchaser participant and is required to own the shares for as long as it remains a member. The number of shares required to be owned is determined by DTCC and the Exchange is prohibited from owning anything more or less than the amount calculated by DTCC. The shares are substantially restricted and cannot be sold to any party other than the DTCC. For this reason, these shares are recorded at cost and are classified in other assets on the Exchange’s balance sheet at December 31, 2007 and 2006.

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE F - INVESTMENT IN AFFILIATE

The Exchange has a minority equity interest in The Options Clearing Corporation (OCC) carried at cost totaling $333,000. In the event the Exchange should cease to be qualified to participate in OCC, OCC has the right to purchase all the shares owned by the Exchange. The shareholders’ agreement provides that the purchase price will be the lesser of the Exchange’s cost or the aggregate book value of the shares.

It is intended that the income of OCC will either be distributed to the member exchanges or retained within OCC. This determination will be made annually by the OCC Board of Directors. As the investment in OCC is not marketable and because there is little likelihood of dividends being distributed to the shareholders, the Exchange will realize its share of OCC’s equity upon ultimate liquidation of OCC, an event not in the foreseeable future. Accordingly, the investment in OCC is carried at the Exchange’s cost. There were no distributions in 2007 and 2006.

NOTE G - EQUIPMENT AND LEASEHOLD IMPROVEMENTS

The Exchange’s investment in equipment and leasehold improvements comprises the following:

	Estimated useful lives	2007	2006
		(Dollars in thousands)
Equipment	3-7 years	$53,123	$45,846
Software	5 years	43,341	39,099
Leasehold Improvements	Various	28,239	15,638

		124,703	100,583
Less - accumulated depreciation and amortization		64,152	58,265

		$60,551	$42,318

NOTE H - CLEARING ITEMS

The clearing items represent cash, receivables and payables for open securities transactions cleared for participants through SCCP’s clearing system. A summary of the balances at December 31, 2007 and 2006, follows:

	2007	2006
	(Dollars in thousands)
Cash - restricted	$67	$122
Securities purchased under agreements to resell - restricted	3,012	2,786
Securities purchased under agreements to resell	2,627	933
Cash	108	113
Margin accounts, debit balances	1,104	2,895
Miscellaneous accounts, debit balances	1	7
Omnibus accounts with other clearing organizations	4	2
Deposits with other clearing agencies	421	334

	$7,344	$7,192

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE H - CLEARING ITEMS - Continued

	2007	2006
	(Dollars in thousands)
Margin accounts, credit balances	$215	$298
Continuous net settlement and other accounts, credit balances	7	17
Participants’ fund	3,500	3,242
Advance from corporate accounts	3,622	3,607
Dividend and other payables	—	28

	$7,344	$7,192

SCCP participants are required to contribute to the Participants’ Fund (the Fund). Amounts are dependent upon the nature and volume of services utilized by the participant. The Fund is designed to provide security for participants’ obligations to SCCP, and is available to protect against the possibility of certain losses and as necessary to meet participant fund requirements of NSCC and/or DTC. SCCP determined that each participant’s contribution was to accordance with the formulas approved by the SCCP Board of Directors. All formulas were applied to all SCCP participants on a uniform non-discriminatory basis.

All required contributions to the Fund must be made in cash and SCCP may allocate any portion of the Fund to satisfy DTCC’s participant fund requirements with respect to SCCP’s Omnibus Clearance and Settlement account. Accordingly, at December 31, 2007, SCCP had $420,000 deposited with DTCC, at December 31, 2006, SCCP had $334,000 deposited with DTCC. SCCP’s excess participant fund cash not used to fund its DTCC participants’ fund requirements is segregated and invested by SCCP in accordance with its rules.

SCCP rebates interest monthly to participants with deposits greater than $50,000 at the average federal funds rate, less one half of a percent. During 2007 and 2006, SCCP rebated $34,000 and $36,000, respectively, in interest, to the participants in accordance with the formulas. The participants’ fund consisted of $3,500,000 and $3,242,000 in cash deposits and securities at December 31, 2007 and 2006, respectively.

NOTE I - PAYMENT FOR ORDER FLOW

The Exchange administers the collection and payment of Payment for Order Flow (“PFOF”) fees assessed on certain qualifying transactions. PFOF funds are made available to order flow providers at the direction of specialist units and Directed Registered Options Traders. At December 31, 2007, the Exchange held total cash in the amount of $1,232,000 and total receivable and payable balances of $6,110,000 and $7,342,000, respectively, related to its PFOF programs. At December 31, 2006, the Exchange held total cash in the amount of $5,539,000 and total receivable and payable balances of $4,294,000 and $9,833,000, respectively, related to its PFOF programs.

NOTE J - NOTES PAYABLE

The Exchange had no loan obligations at December 31, 2007 and 2006. The Exchange had a capital lease obligation of $46,000 at December 31, 2005, which was paid off in 2006.

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE J - NOTES PAYABLE - Continued

During 2007, the Exchange maintained two collateralized line of credit facilities. Under these facilities, the Exchange has lines of credit totaling $10,000,000, comprised of agreements of $5,000,000 each at two different banks. Interest on outstanding balances is payable at the prime rate minus 0.5% and the prime rate, respectively. During 2006, the Exchange maintained two collateralized line of credit facilities. Under these facilities, the Exchange has lines of credit totaling $10,000,000, comprised of agreements of $5,000,000 each at two different banks. Interest on outstanding balances is payable at the prime rate. The Exchange has pledged a minimum of $1,500,000 in marketable securities and certain of its accounts receivable to each bank as collateral for the lines of credit. At December 31, 2007 and 2006, no portion of the lines of credit was outstanding.

During 2007 and 2006, SCCP maintained two collateralized line-of-credit agreements. Under these agreements, SCCP has lines of credit totaling $40,000,000, comprised of agreements of $20,000,000 each at two different banks. Interest is payable to the two accounts at the federal funds rate plus 1.6%. At December 31,2007 and 2006, no portion of the lines of credit was outstanding.

NOTE K - CAPITAL CONTRIBUTION

In June 2000, the Exchange implemented a three-year capital contribution program. The program assessed a $1,500/month contribution on owners of the Exchange’s 505 seats to be used to provide funding for technological improvements and other capital needs. Through December 31, 2007, the Exchange had collected $27,188,000 (2007 - $-0-; 2006 - $2,000; 2005 - $6,000; 2004 - $33,000; 2003 - $4,251,000; 2002 - $9,336,000; 2001 - $8,888,000; 2000 - $4,672,000) from its seat owners. The program expired in May 2003.

NOTE L - INCOME TAXES

The components of the provision for income taxes are as follows:

	Year ended December 31,
	2007	2006
	(Dollars in thousands)
Currently payable
Federal	$6,830	$7,260
Stale and local	5,892	5,545

	12,722	12,805

Deferred taxes	(6,590)	(3,456)

	$6,132	$9,349

The 2007 and 2006 provisions for income taxes are different from the amount which would be provided by applying the statutory Federal income tax rate to the income (loss) from continuing operations before income taxes, primarily as a result of permanent book tax differences and tax credits.

Deferred taxes result from federal and state net operating losses, recording depreciation, pension costs, deferred compensation, retiree medical benefits, unrealized gains/losses on investments, the reserve for possible losses on aged items in different periods for financial accounting and income tax reporting purposes, research and development credits and valuation allowance.

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE L - INCOME TAXES - Continued

The components of the net deferred tax asset/liability recognized in the accompanying consolidated balance sheets are as follows:

	Year ended December 31,
	2007	2006
	(Dollars in thousands)
Deferred tax assets	$35,250	$27,051
Defend tax liability	18,031	16,065

Net deferred tax asset before valuation allowance	17,219	10,986
Valuation allowance	(1,642)	(1,642)

Net deferred tax asset	$15,577	$9,344

During 2006, the Exchange performed a study regarding available Research and Development (“R&D”) tax credits relating to their internally development software. Based upon this study, there are $5,037,000 of R&D credits available to the Exchange that were generated between 1998 and 2006. As of December 31,2007, the Exchange had net deferred tax assets relating to research and development credits of $4,014,000. These credits expire in 2018 through 2026. Additionally, alternative minimum tax credits are available of approximately $549,000 for 2006. The Exchange has approximately $5,000,000, expiring through 2024, of net operating loss carryforwards available to reduce future federal taxable income. These net operating losses are subject to an annual limitation under Internal Revenue Code Section 382 of approximately $2,100,000.

The Exchange files a consolidated federal income tax return. It is the Exchange’s policy to calculate all taxes on a separate company basis. Any tax calculated at the subsidiary level is paid to the parent for subsequent payment to the federal government.

NOTE M - EMPLOYEE BENEFITS

1.	Pension Plan

The Company participates in a trusteed noncontributory pension plan and a postretirement benefit plan covering substantially all employees of the Parent and its subsidiaries. The Company provides defined benefits which are generally a function of years of service and based on an employee’s average pay over the employee’s career with the Company.

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE M - EMPLOYEE BENEFITS - Continued

The funded status of the defined benefit plan and postretirement benefit plan is as follows:

	Pension benefits		Postretirement benefits
	2007	2006	2007	2006
	(Dollars in thousands)
Change in benefit obligation
Benefit obligation, beginning of year	$27,969	$27,252	$9,184	$8,595
Service cost	1,829	1,641	697	688
Interest cost	1,519	1,503	546	489
Assumption changes	895	(1,080)	783	—
Actuarial gain	(2,423)	(904)	(297)	(463)
Benefits paid	(475)	(443)	(156)	(125)

Benefit obligation, end of year	29,314	27,969	10,757	9,184

Change in plan assets
Fair value of plan assets, beginning of year	25,625	19,883	—	—
Return on plan assets	1,584	2,235	—	—
Employer contributions	358	3,948	156	125
Expenses	(18)	2	—	—
Benefits paid	(475)	(443)	(156)	(125)

Fair value of plan assets, end of year	27,074	25,625	—	—

Funded status, end of year	$(2,240)	$(2,344)	$(10,757)	$(9,184)

Amounts recognized in balance sheets at December 31,2007
Current liabilities (anticipated contributions)	$—	$—	$(242)	$(155)
Noncurrent liabilities	(2,240)	(2,344)	(10,515)	(9,029)

Net amount recognized in balance sheets	$(2,240)	$(2,344)	$(10,757)	$(9,184)

Amounts recognized in accumulated other comprehensive loss
Net actuarial loss	$2,377	$3,412	$3,894	$3,586
Unrecognized transition obligation	—	—	89	107
Prior service cost	49	134	—	—

	$2,426	$3,546	$3,983	$3,693

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE M - EMPLOYEE BENEFITS - Continued

The postretirement benefit plan provides certain health care and life insurance benefits for retired employees. Substantially all of the Company’s employees may become eligible for those benefits if they reach normal retirement age white employed by the Company and fulfill other eligibility requirements as specified by the plan.

The accumulated benefit obligation for the pension plan at December 31, 2007 and 2006 was $29,314,000 and $27,969,000, respectively. The accumulated postretirement benefit obligation at December 31, 2007 and 2006 was $10,737,000 and $9,184,000, respectively.

	Pension benefits		Postretirement benefits
	2007	2006	2007	2006
Weighted-average assumptions used to determine benefit obligations at December 31
Discount rate	6.00%	6.00%	6.00%	6.00%
Rate of compensation increase	4.50	4.50	4.50	4.50
Weighted-average assumptions used to determine net periodic benefit cost for years ended December 31
Discount rate	6.00%	5.75%	6.00%	5.75%
Expected long-term return on plan assets	8.00	8.00	N/A	N/A
Rate of compensation increase	4.50	4.50	4.50	4.50

The Exchange sets the discount rate assumption annually for its retirement-related benefit plan at the measurement date to reflect the yield of high-quality fixed-income debt instruments.

Assumed health care cost trend rates related to postretirement benefits at December 31:

	2007	2006
Current trend rate	9.00%	9.50%
Ultimate trend rate	5.00%	5.00%
Year that the rate reaches the ultimate trend rate	2015	2015

	Year ended December 31,
	2007	2006
	(Dollars in thousands)
Effect of 1% Change in Assumed Healthcare Trend rates
One-Percentage point Increase
Effect on Total of Service Cost and Interest Cost	$210	$276
Effect on Postretirement Benefit Obligation	1,658	1,800
One-Percentage point Increase
Effect on Total of Service Cost and Interest Cost	(168)	(215)
Effect on Postretirement Benefit Obligation	(1,342)	(1,437)

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE M - EMPLOYEE BENEFITS - Continued

The Exchange’s net periodic pension cost and other postretirement benefits costs include the following components:

	Pension Benefits		Postretirement benefits
	2007	2006	2007	2006
	(Dollars in thousands)
Service cost	$1,829	$1,641	$697	$688
Interest cost	1,519	1,503	546	489
Expected return on plan assets	(2,059)	(1,645)	—	—
Amortization of transition obligation	—	—	18	18
Amortization of prior service cost	85	85	—	2
Amortization of net losses	—	228	178	224

Net periodic benefit cost	$1,374	$1,812	$1,439	$1,421

The Exchange’s expected long-term rate on pension plan assets of 8% is based on the aggregate historical returns of the investments that comprise the defined benefit plan portfolio over the most recent six consecutive year period. The investment strategy of the plan is to achieve an asset allocation balance within planned targets to preserve principal while obtaining an average 8% annual return for the long-term.

The Exchange’s strategy is to fund its defined benefit pension plan obligations. The need for further contributions will be based on changes in the value of plan assets and the movements of interest rates during the year. The Exchange expects to contribute $-0- to the pension plan in 2008. The Exchange’s pension plan asset allocation at December 31, 2007 and 2006, and target allocation for 2008 by category are as follows;

	Percentage of plan assets		Target allocation
Asset category	2007	2006	2008
Equity securities	69%	68%	65%
Fixed income securities	29%	28%	30%
Cash	2%	4%	5%

The following assumed benefit payments, which reflect expected future service, as appropriate, are expected to be paid as follows:

	Pension benefits	Postretirement benefits
	(Dollars in thousands)
2008	$763	$242
2009	841	278
2010	925	304
2011-2016	11,942	3,226

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE M - EMPLOYEE BENEFITS - Continued

2.	Supplemental Executive Retirement Plan

The Exchange maintains nonqualified Supplemental Executive Retirement Plans (“Plans”) for certain key executives. The Plans are unfunded. The Exchange has reflected its liability related to the Plans of $4,643,000 and $3,953,000 as deferred compensation in the accompanying balance sheet at December 31, 2007 and 2006, respectively.

The funded status of the Plans are as follows:

	Plan #1		Plan #2
	2007	2006	2007	2006
	(Dollars in thousands)
Change in benefit obligation
Benefit obligation, beginning of year	$132	$139	$3,821	$3,382
Service cost	—	—	459	457
Interest cost	7	8	229	191
Assumption changes	5	(1)	—	—
Actuarial loss	19	18	3	(209)
Benefits paid	(32)	(32)	—	—

Benefit obligation, end of year	$131	$132	$4,512	$3,821

Change in plan assets
Fair value of plan assets, beginning of year	$—	$—	$—	$—
Employer contributions	32	32	—	—
Benefits paid	(32)	(32)	—	—

Fair value of plan assets, end of year	$—	$—	$—	$—

Funded Status, end of year	$(131)	$(132)	$(4,512)	$(3,821)

Amount recognized in accumulated other comprehensive loss	$116	$111	$(1)	$(3)
Net actuarial loss (gain)	—	—	1,859	2,107

Prior service cost	$116	$111	$1,858	$2,104

The accumulated benefit obligation for Plan #1 at December 31, 2007 and 2006 was $131,000 and $132,000, respectively. The accumulated benefit obligation for Plan #2 at December 31, 2007 and 2006 was $4,512,000 and $3,821,000, respectively.

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE M - EMPLOYEE BENEFITS - Continued

	Plan #1		Plan #2
	2007	2006	2007	2006
Weighted-average assumptions used to determine benefit obligations at December 31
Discount rate	6.00%	6.00%	6.00%	6.00%
Rate of compensation increase	4.50	4.50	4.00	4.00
Weighted-average assumptions used to determine net periodic benefit cost for years ended December 31
Discount rate	6.00%	5.75%	6.00%	5.75%
Expected long-term return on plan assets	8.00	8.00	N/A	N/A
Rate of compensation increase	4.50	4.50	4.00	4.00

The Exchange sets the discount rate assumption annually for its retirement-related benefit plan at the measurement date to reflect the yield of high-quality fixed-income debt instruments.

The Exchange’s net periodic pension cost includes the following components:

	Plan #1		Plan #2
	2007	2006	2007	2006
	(Dollars in thousands)
Service cost	$—	$—	$459	$457
Interest cost	7	7	229	192
Amortization of prior service cost	—	—	248	248
Amortization of net losses	19	20	—	—

Net periodic benefit cost	$26	$27	$936	$897

The following assumed benefit payments, which reflect expected future service, as appropriate, are expected to be paid as follows:

	Plan #1 benefits	Plan #2 benefits
	(Dollars in thousands)
2008	$32	$64
2009	26	61
2010	22	58
2011-2017	75	3,683

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE M - EMPLOYEE BENEFITS - Continued

3.	Savings Plan

The Exchange and SCCP also participate in a voluntary defined contribution 401(k) plan which covers substantially all of the Exchange and its Subsidiaries’ employees. Employer contributions to this 401(k) plan were $716,000 in 2007 and $618,000 in 2006.

In December 2006, the Board of Governors approved changes to the Exchange’s retirement program. Employees hired on or after January 1, 2007 will participate in an enhanced 401(k) plan only. Employees hired prior to January 1, 2007 will be given a one-time opportunity to choose between continued participation in the current defined benefit pension plan plus current 401(k) plan or participation in the enhanced 401(k) plan.

4.	Postretirement Health Benefit Plan

The Exchange adopted SFAS No. 106, Employer’s Accounting for Postretirement Benefits Other Than Pensions, as of January 1, 1993. This statement requires the accrual of the cost of providing postretirement benefits, including medical and life insurance coverage, during the active service period of the employee. The transition obligation as of January 1,1993, was estimated to be $2,617,000, which the Exchange has elected to amortize over 20 years as permitted by SFAS No. 106.

On December 8, 2003, the President signed into law the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “Act”). The Act provides for an expansion of Medicare, primarily adding a prescription drug benefit for Medicare-eligible retirees starting in 2006. The Act also provides a federal subsidy to sponsors that provide a benefit that is at least actuarially equivalent to Medicare Part D. The Exchange has concluded that the benefits provided by the plans are actuarially equivalent to Medicare Part D under the legislation, and that the effects of the Act on medical obligations and costs to the Company are not significant.

NOTE N - COMMITMENTS AND CONTINGENCIES

1.	Operating Leases

Rental expense was $4,441,000 in 2007 and $4,434,000 in 2006. Rental expense includes $223,000 in 2007 and $358,000 in 2006, for taxes and maintenance related to leased property.

The Exchange’s minimum future annual rental obligations, exclusive of insurance, maintenance, and other costs, applicable to existing operating leases, are as follows:

Year ending December 31, (in thousands)
2008	$3,895
2009	3,806
2010	3,742
2011 and thereafter	42,696

$54,139

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE N - COMMITMENTS AND CONTINGENCIES - Continued

The Exchange leases its facilities under leases which are included in the preceding commitment schedule. Two lease agreements expired in May 2005 and two in October 2006, one of which was renewed for an additional 15 year lease term (primary lease). In December 2004, the Exchange renewed its lease agreement for approximately 91,000 square feet of office space at its existing location and in March 2005 and July 2005, the Exchange expanded its space to primarily address the other lease agreements that were expiring in May 2005 and October 2006 and to expand its data center for approximately 56,000 square feet of additional office space. In October 2006, the Exchange increased its space to expand its data center for approximately 7,000 square feet of office space. For the primary space, the lease term is 15 years, effective November 1, 2006, and contains a renewal option for extending the agreement for an additional two consecutive five-year terms. The five-year renewal options provide for possible escalation in annual rental costs depending on certain economic factors between now and the exercise periods of the renewal options. The expansion space commenced between June 1, 2005 and November 1, 2006 with free rent periods on certain amounts of space from between three months and seventeen months. It is co-terminus with the primary lease. Additionally, the landlord reimbursed the Exchange $2,708,000 in 2005 and $2,380,000 from January through February 2006 for tenant improvements made after January 1, 2003. Reimbursement of tenant improvements is recorded as deferred rent credits and will be amortized on a straight-line basis over the 15 year lease renewal term as a reduction of rent expense. The lease agreements include termination options in October 2011 and 2016, subject to a termination fee.

In June 2006, the Exchange expanded its space to accommodate its data center by approximately 26,000 square feet of office space in a Keystone Opportunity Zone, in which the Exchange qualified for state and local tax savings through 2018. The lease term is 15 years and 6 months, effective November 30, 2007, and contains a renewal option for extending the agreement for an additional two consecutive five-year terms. The five-year renewal options provide for possible escalation in annual rental costs depending on certain economic factors between now and the exercise periods of the renewal options. The landlord will reimburse the Exchange $762,000 in 2008 for tenant improvements. Reimbursement of tenant improvements will be recorded as deferred rent credits and will be amortized on a straight-line basis over the 15 year lease renewal term as a reduction of rent expense.

In May of 2006, pursuant to rights granted to the Exchange in its main lease, the Exchange acquired a limited partnership interest in Market 1900 Associates, L.P., a Pennsylvania limited partnership, an entity which, in turn, acquired a partnership interest of the entity whose primary asset is the real estate in which the Exchange’s main leased premises are located. The Exchange recognized a gain of $5,738,000 on the purchase and subsequent sale of these ownership interests.

2.	Class Action Settlement

In May 2000, the Exchange settled consolidated class action lawsuits filed against it and certain other exchanges in October 1999 (the Original Settlements). The lawsuits alleged antitrust violations in connection with the listing of options. The Exchange was obligated under its Original Settlement Agreement to pay $2,800,000 (the Original Settlement Amount) to plaintiffs, which was accrued and included in the 2000 Consolidated Statement of Operations in Other Expenses. Payment of the Original Settlement Amount was secured by a letter of credit issued by a bank, which was renewed every year since 2001 and expired on November 28, 2005 and was not renewed due to the Original Settlement Agreement being replaced by a Modified Settlement Agreement, as described below.

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE N - COMMITMENTS AND CONTINGENCIES - Continued

In February 2001, the Court before whom the class action was filed issued an order granting a summary judgment motion filed by all Exchanges on the grounds that the Exchanges are entitled to implied immunity from liability under the antitrust laws. In April 2001, the Court issued an order stating that, as a result of its granting summary judgment, it does not have jurisdiction to entertain the plaintiffs’ request to preliminarily approve the proposed settlement, and thus denied the plaintiffs’ motion for approval of the settlement. The plaintiffs in April and May 2001 appealed the Court orders. In January 2003, after appellate briefing and oral argument, the Appellate Court issued a decision in which it a) affirmed the Court’s dismissal of the class action complaint on the basis of implied repeal, and b) vacated the Court’s order stating (that it did not have jurisdiction to hear motions for preliminary approval of the settlements and remanded the matter to the Court to entertain such motions. The plaintiffs filed a petition win the Court of Appeals for panel rehearing and for rehearing on banc. This petition was denied.

In February 2004, the plaintiffs filed a motion with the Court seeking preliminary approval of the Original Settlements including the Exchange’s. In July 2004, the Court issued a complex order and decision regarding the Original Settlements wherein, among other things, the court agreed with certain objections to the settlement while approving the original settlement of one of the exchange defendants. In January 2006, the Exchange, the other exchange defendants and several market maker defendants submitted to the Court a Modified Settlement Agreement that was complemented by supplemental settlement agreements of additional defendants (collectively the Modified Settlement Agreement). On February 8, 2006, the Court entered an order preliminarily approving the Modified Settlement Agreement and scheduling May 22, 2006, for consideration of final approval of the settlement. Pursuant to the Modified Settlement Agreement the Exchange is obligated to pay a Modified Settlement amount that is significantly reduced from the Original Settlement Amount. As a result, the Exchange paid $575,000 ($525,000 principal, $50,000 interest) and reversed $3,406,000 ($2,275,000 in principal, $1,131,000 in interest) of previously accrued settlement liabilities through other expenses which are reflected in operating expenses in the consolidated statement of operations. An amended final judgment and order approving the Modified Settlement Agreement was entered on December 14, 2006. No appeal was taken on the final judgment, and the settlement under the Modified Settlement Agreement is final.

3.	Other

In December 2003, six purported trading firms sued the Exchange and other options exchanges, ROTs, and specialists in federal court in Chicago, alleging improper handling at options orders placed by these firms. The case was dismissed by order of the court on March 30, 2005, but plaintiffs were permitted to amend their complaint excluding antitrust allegations. Other similarly situated plaintiffs filed similar complaints against the Exchange, among others, on September 28, 2005 and September 30, 2005, respectively. All of these have been consolidated with this first case. Plaintiffs’ amended complaint (without antitrust claims), with allegations very similar to the original complaints, was dismissed on September 13,2006 and their Motion for Reconsideration was denied on March 22, 2007. Plaintiffs’ appeal to the United States Court of Appeals was dismissed on April 20, 2007. The Exchange is producing a response to a third party subpoena, but is no longer a party to the action.

In 1998, Joseph Carapico, a member of the Exchange, and PennMont Securities (“PennMont”), an entity through which he trades securities at the Exchange, filed suit against the Exchange in Pennsylvania Common Pleas Court. The suit was amended in 2003 to request the Court to appoint a custodian to conduct the business of the Exchange, direct defendants to provide immediate notice to members of the commencement of any exploratory talks regarding certain corporate transactions, declare whether any fundamental transaction that might be undertaken by the Exchange was lawful, and enjoin the Exchange from

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE N - COMMITMENTS AND CONTINGENCIES - Continued

pursuing certain mergers, sales of assets, conversions, or other transfers. On October 6, 2004, the Court granted summary judgment against the plaintiffs and dismissed the case with prejudice. On February 24, 2006, the Superior Court affirmed, and on September 15, 2006, the Supreme Court of Pennsylvania denied plaintiffs’ petition for allowance of appeal, ending the litigation in favor of the Exchange. The Exchange now seeks recovery of nearly $1,000,000 in legal fees pursuant to Exchange Rule 651.

PennMont, a member of the Exchange, filed suit on December 31, 2007 against the Exchange and Meyer S. Frucher, the Exchange’s Chairman and Chief Executive Officer, seeking to enjoin PHLX’s enforcement of Exchange Rule 651 against PennMont and seeking damages in connection therewith. On February 13, 2008, after the parties had briefed PennMont’s motion for a temporary restraining order and a preliminary injunction, the Court denied the motion and dismissed the action for failure to state a claim. PennMont filed an appeal to the United States Court of Appeals for the Third Circuit, which remains pending. On February 27, 2008, the District Court denied PennMont’s emergency motion for injunction pending appeal, and on March 7, 2008, the United States Court of Appeals for the Third Circuit denied a similar emergency motion for injunction pending appeal.

PennMont, a member of the Exchange, filed suit on December 22, 2005 against five individuals: Meyer S. Frucher, the Exchange’s Chairman and Chief Executive Officer; William Briggs, the Exchange’s Executive Vice President; Norman Steisel, the Exchange’s Executive Vice President and Chief Operating Officer; and Kevin Foley and Christopher Nagy, former members of the Exchange’s Board of Governors. The Exchange is advancing defense expenses to the Defendants in accordance with its Restated Certificate of Incorporation and By-Laws. The complaint alleges mismanagement from the mid-1990s forward, with a specific focus on demutualization, and alleges direct shareholder class action and derivative claims under the Racketeer Influenced and Corrupt Organizations Act and nine common law causes of action. The complaint seeks monetary damages for plaintiffs and fellow shareholders. Defendants filed a motion to dismiss the complaint on multiple grounds. The Court dismissed the matter for failure to state a claim on August 15, 2007, and plaintiff has filed an appeal to the United States Court of Appeals for the Third Circuit.

Certain Exchange shareholders and members filed a proposed shareholder class action suit on June 14, 2006 in the United States. District Court for the Eastern District of Pennsylvania, alleging securities fraud against the Exchange’s Board of Governors and its officer Norman Steisel (the “Exchange Defendants”) in connection with the six strategic investments secured by the Exchange in June and August 2005. The Exchange is advancing defense expenses to the Exchange Defendants in accordance with its Restated Certificate of Incorporation and By-Laws. The complaint also alleged “fraudulent transfer” of Exchange stock against the Strategic Investors. Plaintiffs requested rescission of the sale of stock to the Strategic Investors, or in the alternative, monetary damages. On July 19, 2006, plaintiffs filed an amended complaint that expanded upon the securities fraud claim asserted against the Exchange Defendants to attack not only the Strategic Transactions, but also demutualization and the Exchange’s September 2005 self-tender offer. Plaintiffs requested the following relief: (i) rescission of stock sales pursuant to the tender offer; (ii) reversal of demutualization “to the extent such is possible and, to the extent such is not possible,” damages; and (iii) rescission of the stock issued to the Strategic Investors. The amended complaint also asserted a claim for breach of fiduciary duty against the Exchange Defendants for which plaintiffs sought damages. With respect to the Strategic Investors, in addition to “fraudulent transfer,” the amended complaint asserted claims for securities fraud, “commercial bribery” pursuant to the Robinson-Patman Act, and aiding and abetting breach of fiduciary duty. The plaintiffs subsequently informed the

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE N - COMMITMENTS AND CONTINGENCIES - Continued

Court that they were pursuing only their securities fraud claims. Motions to dismiss filed on behalf of all of the defendants were granted on March 31,2007, and plaintiffs have filed an appeal to the United States Court of Appeals for the Third Circuit. On January 28, 2008, plaintiffs filed motion for remand of the appeal to the District Court for consideration of the applicability of the settlement release in Ginsburg v. Philadelphia Stock Exchange, Inc. et al., No. 2202-CC (Del Ch.).

Another shareholder class action was filed against the Exchange, its then-Board of Governors, and the Strategic Investors in the Delaware Court of Chancery on June 6, 2006. As in the above matter, the plaintiff asserted a breach of fiduciary duty against the Board defendants, and sought the unwinding of the strategic investments, or in the alternative, monetary damages. Plaintiff’s claim against the Strategic Investors was for aiding and abetting a breach of fiduciary duty. A substantial portion of the legal costs associated with the defense of both class action matters has been covered by Insurance. Motions to dismiss filed on behalf of all defendants were denied on December 7, 2006. On October 22, 2007, the court issued an order and final judgment providing for final class certification and approving as fair and adequate to the class a settlement that had been reached on June 20, 2007, on the eve of trial. Certain objecting class members appealed the October 22, 2007 order, and the Delaware Supreme Court affirmed the judgment on March 27, 2008. Among other consideration, the settlement provided that the Exchange would cause its insurers to pay to the class $14 million, and would itself further pay $3.1 million to the class. Among other consideration, the settlement consideration includes: (i) 14% of each of the Strategic Investor’s equity interest in the Exchange; (ii) payment by the Exchange’s insurers of $14 million to the class; (iii) payment by the Exchange of $3.1 million to the class; and (iv) cancellation of the interest of Myer S. Frucher, the Exchange’s Chairman and Chief Executive Officer, in 14% of the restricted stock units that were previously awarded to him pursuant to the Exchange’s management equity compensation plan. By its terms, the settlement did not constitute an acknowledgement of liability by any of the defendants.

PennMont, a member of the Exchange, filed suit on April 19, 2006 in the United States District Court for the Eastern District of Pennsylvania, alleging insider trading in violation of the Securities Exchange Act of 1934 against Meyer S. Frucher, the Exchange’s Chairman and Chief Executive Officer; John F. Wallace, the Exchange’s On-Floor Vice Chairman; and Pasquale DiDonato, the principal of a floor broker at the Exchange. The Exchange has advanced defense expenses to Frucher and Wallace in accordance with its Restated Certificate of Incorporation and By-Laws. The complaint’s allegations concerned the sale of 100 shares of the Exchange’s Class A common stock from plaintiff to defendant DiDonato in January 2005. PennMont filed an amended complaint on August 4, 2006 that purports to state a controlling person claim against Wallace and hold him liable as a “tipper,” and that purports to state a direct securities fraud claim against Frucher. Defendants’ motions to dismiss the amended complaint were denied on March 23, 2007. After the close of discovery, defendants filed a motion for summary judgment on November 19, 2007, and their motions were granted on March 28, 2008.

Richard Feinberg, a member of the Exchange, filed suit on September 9, 2005 in the United States District Court for the Eastern District of Pennsylvania alleging insider trading in violation of the Securities Exchange Act of 1934 against I. Isabelle Benton, a member of the Exchange’s Board of Governors, and Benton Partners II L.P., a member of the Exchange in which Ms. Benton is a partner. The Exchange has advanced defense expenses to Benton in accordance with its Restated Certificate of Incorporation and By-Laws. The complaint’s allegations concerned the sale of 100 shares of the Exchange’s Class A common stock from plaintiff to defendant Benton Partners II, L.P., in December 2004. At the close of discovery, defendants filed a motion for summary judgment on June 22, 2007, and the motion was denied on December 13, 2008. Trial began on March 3, 2008, and at the close of plaintiff’s case the Court entered judgment on a directed verdict for defendants. Final judgment in favor of defendants was entered on March 10, 2008.

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE N - COMMITMENTS AND CONTINGENCIES - Continued

On June 2, 2006, NexTrade, Inc., filed a claim against the Exchange in the United States District Court for the Middle District of Florida alleging patent infringement and breach of contract. The suit arises out of an April 2005 licensing agreement between the Exchange and NexTrade regarding an alleged patent for expirationless options. Plaintiff sought unspecified damages, costs, and fees for infringement and breach, along with a declaratory judgment that NexTrade’s patent covers long dated options in addition to expirationless options. A motion to dismiss filed by the Exchange was denied in August 2006, and discovery commenced. The parties entered into a settlement agreement in January 2008, and the action was dismissed.

Certain Exchange shareholders and members filed a proposed shareholder class action suit on June 18, 2007 in the United States District Court for the Eastern District of Pennsylvania against Keefe Bruyette & Woods, Inc. (“KBW”), and Joseph J. Spalluto, a KBW managing director, asserting claims stemming from financial advisory services rendered to the Exchange by KBW. On February 5, 2008, KBW filed a complaint against the Exchange in the United States District Court for the Southern District of New York seeking indemnification pursuant to an engagement agreement between the parties for costs incurred by KBW in connection with the underlying shareholder suit against KBW and Spalutto, and in connection with McGawan Investors L.P., et al. v. Meyer S. Frucher, et al., No. 06-2558 (E.D. Pa.). The Exchange filed a state court action in Philadelphia against KBW on February 25, 2008 seeking a declaration that its indemnification obligation does not apply. On March 12, 2008 KBW removed that action to the United States District Court for the Eastern District of Pennsylvania. On March 14, 2008, KBW filed a motion to dismiss, stay, or transfer the Eastern District of Pennsylvania action to the Southern District of New York. On March 17, 2008, the Exchange sought leave to file a motion to transfer the Southern District of New York action to the Eastern District of Pennsylvania. On March 24, 2008, the Exchange filed an Answer in the Southern District of New York action denying liability. The Exchange and KBW have reached an agreement in principle to resolve the two cross suits regarding indemnification.

William and Maureen Dooner, husband and wife, filed suit against the Exchange, among others, on May 28, 2004 in the Court of Common Pleas, Philadelphia County primarily alleging that the Exchange had provided negligent security on its trading floor which resulted in bodily injury and other harm to Mr. Dooner (and a loss of consortium for his wife). Mr. Dooner alleges that he was pulled to the ground, striking his head, by another trader in a trading crowd which action arose out of a disagreement over positioning within a trading crowd. On March 3, 2006, a jury awarded Mr. and Mrs. Dooner a total of $1,935,000 of which the Exchange was held liable for $967,500 (50%). The Exchange appealed and the Superior Court of Pennsylvania vacated the judgment on October 17, 2007. The Supreme Court of Pennsylvania granted Plaintiff’s petition for allowance of appeal. Insurance has and will fully indemnify the Exchange.

On March 22, 2006, the Exchange was served with a complaint filed in the Court of Common Pleas of Philadelphia County by the owner of 200 shares of the Exchange’s Class A Common Stock (the “Shares”) and by two prospective purchasers of those shares. The complaint alleges that the Exchange in 2005 wrongfully prevented the transfer of the Shares to their record owner, Steven Braverman, due to debts owed by Mr. Braverman to the Exchange thus depriving Mr. Braverman of a gain of $120,000 from an agreed upon sale to the two prospective purchasers in May 2005. The two prospective purchasers allege that they were wrongfully deprived of gains of $30,000 each, which they would have realized upon their acceptance of a tender offer made by the Exchange in October 2005. The Exchange reached a settlement with the two prospective purchasers in December of 2006, by allowing the transfer of shares with the proceeds being held in escrow pending the outcome of the litigation with Mr. Braverman. The Exchange filed an amended counterclaim and a motion for summary judgment in January of 2007. A settlement with Braverman, individually, was reached and finalized in October of 2007.

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE N - COMMITMENTS AND CONTINGENCIES - Continued

In March 2004, the Exchange received a request for documents from the SEC’s Division of Enforcement related to a review of the Exchange’s surveillance, investigation and enforcement functions from April 1999 through January 2002. This resulted in a settlement with the Division of Enforcement in May 2006 which included: (i) an order that the Exchange cease and desist from committing or causing any violations of Section 19(g) of the Securities and Exchange Act of 1934; (ii) an undertaking that the Exchange shall institute a training program for staff that addresses compliance with the federal securities laws and the Exchange’s rules; and (iii) a further undertaking that the Exchange retain in 2006 and 2008 a third party auditor to conduct a comprehensive compliance audit and allocate up to $500,000 in each of 2006 and 2008 on those audits.

PBOT has entered into a Letter of Intent (LOI) to which the Exchange is a third-party beneficiary, which contemplates the creation of a Joint Development Agreement (Agreement) amongst the parties to the LOI. This Agreement has not yet been consummated.

In August 2003, the Exchange entered into an exclusive license agreement with The NASDAQ Stock Market, Inc. (NASDAQ) for listing and trading options on the Nasdaq Composite Index which began on March 22, 2004. The initial term of the agreement is for three years. Under the agreement, the Exchange is responsible for paying a license fee per contract traded, but must pay NASDAQ a minimum of $1,250,000 during the 3 year term of the agreement. A member organization committed that they would cover any shortfall owed by the Exchange to NASDAQ. Pursuant to a termination and release notice, dated February 17, 2006, NASDAQ and the Exchange released each other from all obligations in this agreement and the Exchange agreed to pay NASDAQ $320,000 in final satisfaction. A member organization reimbursed the Exchange for such amount.

The Exchange has entered into employment agreements with certain employees. In addition to base salaries, the agreements provide for retention and, in part, incentive bonuses based on criteria established by the Board of Governors.

SCCP is a participant of NSCC and as such submits and guarantees activity of certain of the Exchange’s members for clearance through the SCCP omnibus account. SCCP is entitled to all of the services and benefits of a participant of NSCC and is subject to all of the liabilities of a participant. The Exchange guarantees to NSCC all liabilities and/or obligations of SCCP to NSCC which now, or in the future may arise including liabilities and obligations which may arise from SCCP’s membership in DTC.

In the normal course of its business, the Exchange is exposed to asserted and unasserted claims. In the opinion of management, the resolution of these matters will not have a material adverse affect on the Exchange’s consolidated financial position, results of operations or cash flows.

NOTE O - EQUITY

1.	Equity

The Exchange is authorized to issue (i) 1,000,000 shares of common stock, 50,500 shares of which are designated Class A Common Stock and 949,500 shares of which are designated Class B Common Stock (collectively, the Common Stock), and (ii) 100,000 shares of preferred stock, all with a par value of $.01 per share. As described below, one share of Series A Preferred Stock was issued.

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE O - EQUITY - Continued

Shareholder and Independent Governors of the Exchange are elected by the holders of the Common Stock. Member and Designated Independent Governors are chosen, and their removal may be directed by the members (permit holders) of the Exchange. All voting rights of a member are exercised through the member organization with which the member is primarily affiliated. The Member and Designated Independent Governors who are chosen by the members are formally elected at the annual meeting of stockholders by the Phlx Member Voting Trust (the Trust), a Delaware statutory trust whose trustee is an independent institution that is required to vote in accordance with the vote of the Exchange’s members. One share of Series A Preferred Stock of the Exchange was issued to the Trust, the sole purpose of which is to allow the Trust to vote for the election or removal of Member and Designated Independent Governors as directed by a member vote. Except for the election and removal of Member and Designated Independent Governors, and subject to the rights of any class or series of preferred stock if and when issued, the Common Stock retains all voting rights of the stockholders of the Exchange.

The holders of the Common Stock will have all dividend and other distribution rights of stockholders in the Exchange, subject to the rights of any class or series of preferred stock, if and when issued. The Series A Preferred Stock does not have any dividend rights. The Exchange’s by-laws prohibit the payment of dividends from revenues received by the Exchange from regulatory fines, fees or penalties.

On January 20, 2007, the third anniversary of the demutualization of the Exchange, all 46,900 shares of Class A Common Stock converted to Class B Common Stock such that all 441,504 shares of the Exchange are, as of that date, Class B shares. Upon conversion to Class B, the eligibility of holders of Class A shares for a contingent dividend terminated. The former holders of the Class A shares otherwise continue to have the same rights and privileges, including voting, as the Class B holders.

2.	Strategic Partners

As approved by the Board of Governors on June 15, 2005, the Company, on June 16, 2005, entered into strategic alliances with Merrill Lynch, Pierce, Fenner & Smith and Citadel Derivatives Group (the “First Round Strategic Partners”). Pursuant to the terms of each transaction and in exchange for a cash purchase price of $7.5 million, each First Round Strategic Partner acquired (i) shares of Class B Common Stock representing 10% of the number of shares of Common Stock outstanding (or available for issuance to management pursuant to the Phlx’s management incentive plan) immediately after and taking into account the closing of the First Round Strategic Alliances and (ii) a warrant (a “First Round Warrant”) to acquire, for nominal consideration, additional shares of Common Stock such that together with the shares already owned by the investor, the investor would own shares representing up to 19.9% of the shares of Common Stock outstanding (or available for issuance to management pursuant to the Phlx’s management incentive plan) immediately after and taking into account the exercise of such First Round Warrant (with provision made, through a “Shortfall Warrant” if the issuance thereof is necessary, to maintain the right to acquire such 19.9% if any dilutive warrants, options, convertible securities or other similar rights are outstanding at the time the First Round Warrant is exercised).

As approved by the Board of Governors on August 12, 2005, the Company on August 16, 2005, entered into strategic alliances with Citigroup Financial Products, Inc., Credit Suisse First Boston Next Fund, Inc. UBS Securities, LLC (collectively, the “5% Investors”) and Morgan Stanley & Co., Incorporated (“Morgan Stanley”) (together with the 5% Investors, the “Second Round Strategic Partners”). Like the First Round Strategic Partners, Morgan Stanley acquired, pursuant to the terms of the transaction and in exchange for a cash purchase price of $7.5 million, (i) shares of Class B Common Stock representing 10% of the number of shares of Common Stock outstanding (or available for issuance to management pursuant to the Exchange’s management

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE O - EQUITY - Continued

incentive plan) immediately after and taking into account the closing of the Second Round Strategic Alliances and (ii) a warrant (a “Second Round Warrant” and, together with the First Round Warrants, the “Warrants”), to acquire, for nominal consideration, additional shares of Common Stock such that, together with the shares already owned by Morgan Stanley, it would own shares representing up to 19.9% of the shares of Common Stock outstanding (or available for issuance to management pursuant to the Exchange’s management incentive plan) immediately after and taking into account the exercise of such Second Round Warrant (with provision made, through a “Shortfall Second Round Warrant” if the issuance thereof is necessary, to maintain the right to acquire such 19.9% if any dilutive warrants, options, convertible securities or other similar rights are outstanding at the time the Second Round Warrant is exercised).

Pursuant to the terms of the transaction and in exchange for a cash purchase price of $3.75 million, the 5% Investors acquired (i) shares of Class B Common Stock representing 5% of the number of shares of Common Stock outstanding (or available for issuance to management pursuant to the Exchange’s management incentive plan) immediately after and taking into account the closing of the Second Round Strategic Alliances and (ii) a Second Round Warrant to acquire, for nominal consideration, additional shares of Common Stock such that, together with the shares already owned by such 5% Investors, each 5% Investor would own shares representing up to 9.9% of the shares of Common Stock outstanding (or available for issuance to management pursuant to the Exchange’s management incentive plan) immediately after and taking into account the exercise of such Second Round Warrant (with provision made, through a “Shortfall Second Round Warrant” if the issuance thereof is necessary, to maintain the right to acquire such 9.9% if any dilutive warrants, options, convertible securities or other similar rights are outstanding at the time the Second Round Warrant is exercised).

As a result of the Second Round Strategic Alliances, the Board of Governors issued an additional 3,156 shares of Class B Common Stock to each of the First Round Strategic Partners, in order to restore their Common Stock ownership to 10% after taking into account the Second Round Strategic Alliances.

The number of additional shares of Common Stock that may be issued pursuant to a First or Second Round Warrant and any Shortfall First or Second Round Warrant will vary depending on whether the First or Second Round Strategic Partner holding such First or Second Round Warrant meets the specific performance criteria set forth in the First or Second Round Warrant, which require that the First or Second Round Strategic Partner trade an agreed-upon number of option contracts, subject to certain exceptions, on the Phlx’s exchange on a daily basis over a specified period of months.

As a result of the above transactions, the Exchange issued 45,450 shares of Class B Common Stock to the six Strategic Partners described above for $33,750,000. Additionally, the Exchange recognized expense of $-0- and $15,449,000 in 2007 and 2006, respectively, related to the costs associated with the Strategic Partners meeting their performance criteria and earning additional Class B Common stock under their warrants and is included in equity granted to third parties and additional-paid-in-capital in the accompanying consolidated statements of operations and consolidated balance sheets, respectively.

In January 2006, Citadel Derivatives Group, LLC met all of its performance criteria under the warrants issued to them on June 15, 2005. Citadel Derivatives Group, LLC exercised their warrant on February 14, 2006 and the Company issued to them 10,334 shares of Class B Common Stock. In June 2006, Merrill Lynch, Pierce, Fenner & Smith (“Merrill Lynch”) met all of their performance criteria under the warrants issued to them on June 15, 2005. Merrill Lynch exercised their warrant on July 17, 2006 and the Exchange issued to them 77,759 shares of Class B Common Stock. In June 2006, Morgan Stanley met all of their

(Continued)

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE O - EQUITY - Continued

performance criteria under the warrants issued to them on June 15, 2005. Morgan Stanley exercised their warrant on Jury 17, 2006 and the Exchange issued to them 77,759 shares of Class B Common Stock. In June 2006, Citigroup Financial Products, Inc. met all of their performance criteria under the warrants issued to them on June 15, 2005. Citigroup Financial Products, Inc. exercised their warrant on July 17, 2006 and the Exchange issued to them 38,659 shares of Class B Common Stock. In June 2006, Credit Suisse First Boston Next Fund, Inc. met all of their performance criteria under the warrants issued to them on June 15, 2005. Credit Suisse First Boston Next Fund, Inc. exercised their warrant on July 17, 2006 and the Exchange issued to them 38,559 shares of Class B Common Stock. In June 2006, UBS Securities, LLC met all of their performance criteria under the warrants issued to them on June 15, 2005. UBS Securities, LLC exercised their warrant on July 17, 2006 and the Exchange issued to them 38,659 shares of Class B Common Stock. On July 17,2006, the Exchange also issued to Citadel Derivatives Group, LLC, 67,425 shares of Class B Common Stock pursuant to the Shortfall Warrant.

NOTE P - MANAGEMENT EQUITY PLAN

On December 14,2006, the Exchange established the Philadelphia Stock Exchange, Inc. 2005 Stock Incentive Plan (“Plan”) whereby the Board of Governors may grant Restricted Stock Units (“RSUs”) to management, which is defined in the Plan as a notional unit representing the right to receive one share of stock on a settlement date at which time, all vested RSU’s shall be settled by issuance of shares of stock underlying such vested units, or at the discretion of the Compensation Committee, in cash or partially in cash and partially in shares of stock. The settlement dates shall be the earliest to occur of (i) the third anniversary of the date of the grant; (ii) a change in control; or (iii) termination of employment or service. The Exchange has accounted for the awards using the assumption that the awards will be fully settled in cash. Fair value of the Exchange’s stock is based on an independent valuation. The RSUs shall vest in accordance with the following schedule, subject to each holder’s continued employment or service with the Exchange or its affiliates as applicable: (i) 33.3% of the RSUs shall be vested of the date on the grant; and the remaining 66.7% of such RSUs shall vest ratably in 24 equal monthly installments beginning on the first day of each of the subsequent 24 months following the date of the grant. Compensation expense is charged to earnings over the vesting of each award. The charge is based upon each award’s current value, which is adjusted annually to reflect changes in value associated with movements in the value of the Exchange’s stock. The number of RSUs to be given to each individual was set at a special meeting of the Board of Governors on December 19, 2006. During the year ended December 31, 2006, the Exchange awarded 17,761 RSUs with a grant date value of $860 per unit vesting over three years ending December 31, 2008. Total compensation expense related to the Plan was $5,095,000 for the year ended December 31, 2006 and is included in staffing costs on the consolidated statements of operations and in accounts payable and other liabilities on the consolidated balance sheets. During the year ended December 31, 2007, the Exchange awarded 8,984 RSUs with a grant date value of $1,340 per unit vesting over two and three years ending December 31, 2009. The Exchange revalued all RSU’s as of December 31,2007 based on a fair value of $1,340 per unit. Total compensation expense related to the Plan was $15,772,000 for the year ended December 31, 2007 and is included in staffing costs on the consolidated statements of operations and in accounts payable and other liabilities on the consolidated balance sheets. Additional compensation expense related to these awards, estimated to be $14,972,000, and the related income taxes, will be recognized over the vesting period through December 31, 2009.

Included as part of the compensation approved by the Board of Governors at the December 19,2006 regular meeting was change of control arrangements for certain members of executive management as well as the Independent Governors on the Board of Governors.

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007 and 2006

NOTE Q - COMPENSATION PACKAGES

Also in 2007, the Board of Governors approved cash compensation awards totaling $5,000,000 to all Governors substantially similar to RSU awards granted to management, with vesting through December 31, 2008 or at a change in control. The Board of Governors also granted increased executive cash compensation in the amount of $5,300,000 reflecting the Board’s policy to compensate executives at 90% of the Exchange’s peer group, with executives waiving any additional increases to the change in control payments. In 2007, the Board of Governors approved additional change of control agreements for the non-independent Governors.

NOTE R - ACQUISITION AGREEMENT WITH NASDAQ STOCK MARKET, INC.

On November 6, 2007, the Exchange entered into a definitive agreement to be acquired by the NASDAQ Stock Market, Inc. (NASDAQ). The transaction, which has already been approved by the Exchange shareholders, is expected to close in the first half of 2008, subject to the approval of appropriate regulatory authorities, including the SEC, and certain other conditions.

NOTE S - SUBSEQUENT EVENT - STAY PAY BONUSES

Due to the acquisition agreement with NASDAQ, the Exchange implemented stay pay bonus programs in January and April 2008 totaling $4,727,000 payable to employees who continue their employment with the Exchange and/or the NASDAQ through July 30, 2008 and/or August 15, 2008 (stay pay dates). The stay pay bonus will be paid in a lump sum within 30 business days following the stay pay dates.

The Board has also approved compensation in the amount of $5,385,000 for performance and long-term incentive for the first six months of 2008, payable May 15, 2008.

PHILADELPHIA STOCK EXCHANGE, INC. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

(In thousands, except average share value information)

	2007	2006	2005	2004	2003
Revenues	$135,757	$113,546	$82,822	$74,813	$67,239
Operating expenses, excluding equity issued to third parties	126,358	89,172	79,733	74,876	67,637
Income (loss) before taxes and equity issued to third parties	9,399	24,374	2,899	(63)	(398)
Equity issued to third parties	—	15,449	17,835	—	—
Income tax expense (benefit)	6,132	9,349	(987)	70	—
Income (loss) from continuing operations	3,267	(424)	(13,949)	(133)	(398)
Net income from discontinued operations	—	—	—	—	—
Net income (loss)	3,267	(424)	(13,949)	(133)	(398)
Equipment and leasehold improvements, net	60,551	42,318	35,602	31,790	30,595
Shareholders’/members’ equity	94,731	91,041	79,281	45,731	45,406
OPERATIONAL HIGHLIGHTS (UNAUDITED)
Unaudited data dollar value of shares traded on the Exchange*	$76,500,697	$34,973,751	$49,700,742	$88,893,815	$86,849,825
Average share value of shares traded on the Exchange	$47.86	$47.08	$35.38	$30.51	$26.29
Shares traded on the Exchange	1,598,480	742,834	1,404,949	2,913,782	3,304,035
Equity options contracts traded on the Exchange	399,197	265,371	156,222	127,818	109,205
Index options traded on the Exchange	6,727	7,626	7,237	5,276	3,222
U.S. Dollar settled PHLX World Currency option contracts traded on the Exchange	2,024	—	—	—	—
Physically settled currency option contracts traded on the Exchange	77	131	160	231	279

*	These statistics do not pertain to the trading of Phlx Common Stock. Phlx Common Stock is not presently listed or publicly traded on the Exchange or any other national securities exchange.